Exhibit 99.1

CD International Enterprises Signs a Long-Term Supply Agreement To Purchase Iron Ore Fine

DEERFIELD BEACH, Florida – February 16, 2016 - CD International Enterprises, Inc. (“CD International”) (OTC: CDII), a U.S.-based company that sources industrial commodities and provides business and management corporate consulting services, today announced that CD International has entered into a long-term supply agreement with a U.S.-based mineral processing company to purchase iron ore fine (62% Fe).

Per the agreement, CD International agrees to purchase 100,000 metric tons of iron ore fine (62% Fe) per month over a period of 180 months.  The total shipment over a period of 15 years will be 18 million metric tons of iron ore fine in total.

According to Chinese customs data, monthly imports of iron ore to China reached 96.27 million tons in December 2015, blowing away the previous monthly record high of 86.83 million tons set in January 2014.  The enormous increase coincided with signs of continued inventory restocking at Chinese ports.  As a result of the strong lift in December, total iron ore imports in 2015 to China soared to 953.36 million tons, also a record high. (for more information, please visit http://www.businessinsider.com.au)

Dr. James Wang, Chairman and CEO of CD International commented on the agreement, “We are excited to enter this long-term supply agreement.  This agreement could provide us a stable supply of iron ore fine for our clients in China. Upon a successful delivery of iron ore fine to our clients in China, we believe we are transforming our company into a new level.  Under our new mineral trading model, we believe we can create a profit center while we limit exposure of our capital to market risk.  We actively pursue new mineral suppliers for our clients in China in both South and North America.  As we move forward, we believe we are well positioned to take advantage of increasing demand of iron ore by China in years to come.”

About CD International Enterprises, Inc.

CD International Enterprises, Inc. (OTC: CDII) is a U.S.-based company that sources industrial commodities and provides business and management corporate consulting services.  For more information about CD International, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, CD International Enterprises, Inc. (“CDII”) is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act).  Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding CDII and the completion of agreements with other potential investors and partners for this effort, our ability to arrange financing, our expectations regarding profits, if any, and future operating results of CDII and growth in our operations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Contact:

CD International Enterprises, Inc.
Peisha Shen
Phone: 1-954-363-7333, Ext. 325
Email: peisha.shen@cdii.net